Exhibit 99.1

News Release

Marina Biotech Provides 2015 Year-End Financials and Update

BOTHELL, WA (March 31, 2016) – Marina Biotech, Inc. (OTCQB: MRNA), a leading nucleic acid-based drug discovery and development company focused on rare diseases, today reported year-end corporate highlights and financial results for 2015.

“During 2015, we continued to see the clinical advancement of our SMARTICLES delivery technology through licensees ProNAi Therapeutics and Mirna Therapeutics, as well as the expansion of our intellectual property estate with key patent issuances in the U.S., Europe and Japan,” stated J. Michael French, president and chief executive officer of Marina Biotech. “In addition, the past few months have presented us with some great traction within the nucleic acid sector. We recently entered into two agreements that will advanced our delivery technologies in the emerging field of gene editing. These two transactions represent the first opportunity to prove that our SMARTICLES technology would effectively deliver these types of novel compounds. Although these are not the transformative transactions that we anticipated closing in 2015, these transactions continue to build downstream success-based milestones and royalties for the company.”

Mr. French continued, “Although we have pursued, and continue to pursue, additional licensing and partnering opportunities, our limited cash runway necessitated the initiation of a formal process to identify potential strategic partners to allow for the continued advancement of our proprietary nucleic acid drug discovery platform and clinical pipeline. The proposed sale of our RNA assets to Microlin Bio, with whom we entered into a term sheet in March 2016, provides such an opportunity. We believe that our proprietary chemistries and delivery technologies are best suited for development of therapeutic compounds that modulate non-coding RNA. Therefore, we feel strongly that these technologies are synergistic and complimentary to Microlin’s novel microRNA assets and that Microlin is in a stronger position to advance these assets. As we go through this process with Microlin, we will continue to pursue licensing and partnering opportunities in order to increase value to our shareholders.”

KEY 2015 AND RECENT ACTIVTIIES

•	Sale of RNA assets to Microlin Bio, Inc.
o	In March 2016, we announced that we had entered into a term sheet whereby Microlin Bio, Inc. would acquire Marina’s nucleic acid therapeutics assets for 6.7 million shares of Microlin’s common stock and approximately $1 million in cash. Microlin’s purchase of Marina’s nucleic acid therapeutics assets is expected to close by July 1, 2016, pending execution of a definitive asset purchase agreement and the satisfaction or waiver of customary closing conditions, including the approval by Marina’s stockholders and the completion by Microlin of a financing yielding aggregate gross proceeds of not less than $5 million.
•	Established two transactions for the delivery of gene-editing approaches
o	In March 2016, we announced the execution of two agreements – an Option Agreement and a Licensing Agreement – for the delivery of gene-editing cargoes. In both cases, our partners were private and declined to disclose their names and their proprietary gene-editing approach. The Licensing Agreement provided Marina with an upfront amount which funds our continued operations through June 2016.

•	Fast Track designation for CEQ508 for the treatment of Familial Adenomatous Polyposis
o	In August 2015, we announced that CEQ508 had received Fast Track designation from the U.S. Food and Drug Administration. Fast Track is a process designed by the FDA to facilitate the development, and expedite the review of new drugs to treat serious conditions and fill an unmet medical need. Fast Track designated drugs are eligible for more frequent communication with the FDA and may receive Accelerated Approval and Priority Review.
•	Continued clinical advancement of our SMARTICLES nucleic acid delivery technology
o	In May 2015, we announced that our licensee, Mirna Therapeutics, reported that a molecular analysis of white blood cells from patients treated with MRX34 showed a dose dependent repression of several key oncogenes previously identified as direct miR-34 targets including FOXP1, BCL2, HDAC1 and CTNNB1. These data suggest delivery of miR-34 into human white blood cells and engagement of several biological targets of miR-34. The complete data were presented at the 2015 Annual Meeting of the American Association for Cancer Research in April 2015.
o	In November 2015, our licensee, ProNAi Therapeutics, enrolled the first patient into the "Brighton" study, a Phase 2 clinical trial evaluating PNT2258 in patients with Richter's transformation. The international multi-center trial is expected to enroll approximately 50 patients with this rare form of cancer for which there are currently no approved therapies. PNT2258 is one of two nucleic acid-based therapeutics in clinical development which are formulated with our proprietary SMARTICLES delivery technology.
•	Availability of Conformationally Restricted Nucleotide amidites for further development
o	In September 2015, we announced a License Agreement with Hongene Biotechnology whereby Hongene will develop, supply and commercialize certain oligonucleotide amidites using Marina’s Conformationally Restricted Nucleotide (CRN) chemistry. Marina will receive royalties from the sale of CRN-based reagents.

KEY 2015 AND RECENT IP ISSUANCES AND ALLOWANCES

•	SMARTICLES
o	Patent allowance in Europe (EP No. 07856910.0) which broadly covers SMARTICLES amphoteric liposomes made with a wide range of novel sterol amphiphiles.
o	Patent allowance in Canada (Canada Pat No. 2,665,783) which covers processes for making a broad range of amphoteric liposomes, including the SMARTICLES formulation – Nov340 – currently in Phase 1 and Phase 2 clinical studies.
o	Patent allowance in Japan (Pat No. 2010-528325) covering delivery technologies based on SMARTICLES amphoteric liposomes adapted for the release of therapeutic cargos, including Marina’s RNA-based therapeutics having conformationally restricted nucleotides.
o	Patent allowance in Japan (Pat No 2012-518924) covering lipid assemblies composed of novel imino compounds with a broad range of the charge ratios between the cationic and anionic amphiphiles.
•	transKingdom RNAi
o	Patent issuance in the United States (Pat No 9,012,213) expanding upon the nature of the fundamental invasive bacterium for delivering RNA therapeutics, as well as the specific sequence and function of the prokaryotic promoter contained within the delivery plasmid. The tkRNAi technology has existing patent protection in Europe, Japan, Korea, Australia, and Canada.

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•	Di-terminal Amino Acid Lipids
o	Patent issuance in Japan (Patent No. 2012-538001) covering DILA2 compounds having double bonds in chains on each terminus of the amino acid, a preferred structure for lipid packing and liposome formation.
o	Patent issuance in Israel (Israel Ser. No. 201785) broadly covering DILA2 compounds, as well as compositions containing therapeutic nucleic acids, and uses for delivering drugs to cells, tissues, organs, and subjects having a wide range of diseases.
o	Patent issuance in Europe (EP Patent 2,349,210) broadly covering the synthesis and formation of liposomes for RNA delivery utilizing DILA2 molecules. Marina has filed continuing coverage for additional formulations with other lipids, for example, the lipids for our SMARTICLES technology.
o	Patent allowance and issuance in Japan (Pat No. 2014-021044) covers a broad genus of histidine-based DILA2 molecules, as well as compositions containing therapeutic nucleic acids and uses thereof in gene silencing and treating disease.
•	Lipopeptide Delivery Technologies
o	Patent issuances in the United States (Pat No 8,299,236) covering Marina’s peptide-enhanced delivery formulations.
o	Patent issuance in Europe (EP Pat No 2,145,957) covering Marina’s peptide-enhanced delivery formulations.
o	Patent issuance in United States (Pat No 9,220,785) covering part of Marina’s proprietary lipopeptide delivery technology; the claims of which cover lipopeptide compounds effective for delivery, as well as pharmaceutical compositions thereof, and methods for gene silencing.

2015 FINANCIAL RESULTS

Cash

At December 31, 2015, we had cash of $0.7 million compared to $1.8 million at December 31, 2014..

Net Income (Loss)

Net income for the year ended December 31, 2015 was $3.3 million compared to a net loss of $6.5 million for the year ended December 31, 2014. This change was due primarily to changes in the fair value of certain warrant liabilities and derivatives, interest expense charges in 2014, and increased operating expenses related to limited growth of business operations in 2015. Operating losses for the year ended December 31, 2015 increased slightly from $3.5 million for the year ended December 31, 2014, to $4.0 million for the year ended December 31, 2015.

Revenue

Revenue of $0.7 million was recorded for the year ended December 31, 2015 from milestone payments with Mirna Therapeutics and MiNA Therapeutics, compared to revenues of $0.5 million representing the upfront fee for execution of the MiNA licensing agreement during the year ended December 31, 2014.

Operating Expenses

Research and development (R&D) expense increased slightly from $0.7 million for the year ended December 31, 2014, to $0.8 million for the year ended December 31, 2015. R&D expenses were primarily related to increased preclinical and clinical development expenses, as well as an increase in sublicense fees. General and administrative (G&A) costs increased from $3.3 million for the year ended December 31, 2014 to $3.9 million for the year ended December 31, 2015. G&A increases were primarily due to an increase in legal fees for corporate

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legal services, SEC filings, patent filings and licensing activities, as well as an increase in stock-based compensation expenses, partially offset by a decrease in travel-related costs.

Other Income and Expense

Net other income and expense increased from $3.0 million in the year ended December 31, 2014 to $7.3 million for the year ended December 31, 2015. Net other income in 2015 relates to the change in the fair value liability for price adjustable warrants. Net other expense in 2014 relates primarily to changes in fair value measurements of certain liabilities of $2.5 million for the year ended December 31, 2014. These changes in fair value are related to stock price changes over each period impacting the fair value of certain liabilities and derivatives. Additionally, we recorded an expense of $1.0 million related to the fair value of an embedded feature in the Series C Convertible Preferred Stock recorded as interest expense and a $0.5 million gain on settled liabilities in the year ended December 31, 2014.

About Marina Biotech, Inc.

Marina Biotech is an oligonucleotide therapeutics company with broad drug discovery technologies providing the ability to develop proprietary single and double-stranded nucleic acid therapeutics including siRNAs, microRNA mimics, antagomirs, and antisense compounds, including messengerRNA therapeutics. These technologies were built via a roll-up strategy to discover and develop different types of nucleic acid therapeutics in order to modulate (up or down) a specific protein(s) which is either being produced too much or too little thereby causing a particular disease. We believe that the Marina Biotech technologies have unique strengths as a drug discovery engine for the development of nucleic acid-based therapeutics for rare and orphan diseases. Further, we believe Marina Biotech is the only company in the sector that has a delivery technology in human clinical trials with differentiated classes of payloads, through licensees ProNAi Therapeutics and Mirna Therapeutics, delivering single-stranded and double-stranded nucleic acid payloads, respectively. Our novel chemistries and other delivery technologies have been validated through license agreements with Roche, Novartis, Monsanto, and Tekmira. The Marina Biotech pipeline currently includes a clinical program in Familial Adenomatous Polyposis (a precancerous syndrome) and a preclinical program in myotonic dystrophy. Marina Biotech's goal is to improve human health through the development of RNAi- and oligonucleotide-based compounds and drug delivery technologies that together provide superior therapeutic options for patients. Additional information about Marina Biotech is available at www.marinabio.com.

Marina Biotech Forward-Looking Statements

Statements made in this news release may be forward-looking statements within the meaning of Federal Securities laws that are subject to certain risks and uncertainties and involve factors that may cause actual results to differ materially from those projected or suggested. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to: (i) the ability of Marina Biotech to obtain additional funding; (ii) the ability of Marina Biotech to attract and/or maintain manufacturing, research, development and commercialization partners; (iii) the ability of Marina Biotech and/or a partner to successfully complete product research and development, including preclinical and clinical studies and commercialization; (iv) the ability of Marina Biotech and/or a partner to obtain required governmental approvals; and (v) the ability of Marina Biotech and/or a partner to develop and commercialize products prior to, and that can compete favorably with those of, competitors. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Marina Biotech's most recent filings with the Securities and Exchange Commission. Marina Biotech assumes no obligation to update or supplement forward-looking statements because of subsequent events.

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For Marina inquires:

J. Michael French

President and CEO

Marina Biotech, Inc.

Email: admin@marinabio.com

Phone: +1 (425) 892-4322

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MARINA BIOTECH, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share and per share data)	2014	2015

ASSETS
Current assets:
Cash	$1,824	$710
Accounts receivable	500	-
Prepaid expenses and other current assets	192	140
Total current assets	2,516	850
Intangible assets	6,700	6,700
Other assets	-	45
Total assets	$9,216	$7,595
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$687	$763
Accrued payroll and employee benefits	183	377
Other accrued liabilities	1,072	1,296
Total current liabilities	1,942	2,436
Fair value liability for price adjustable warrants	9,225	2,491
Fair value of stock to be issued to settle liabilities	75	60
Deferred tax liabilities	2,345	2,345
Total liabilities	13,587	7,332
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 100,000 shares authorized
Series C convertible preferred stock, $0.01 par value; 1,200 shares authorized, 1,200 and 1,020 shares issued and outstanding at December 31, 2014 and 2015, respectively (preference in liquidation of $5,100 at December 31, 2015)	-	-
Series D convertible preferred stock, $0.01 par value; 0 and 170 shares issued and outstanding at December 31, 2014 and 2015, respectively (preference in liquidation of $850 at December 31, 2015)	-	-
Common stock, $0.006 par value; 180,000,000 shares authorized, 25,523,216 and 27,704,340 shares issued and outstanding at December 31, 2014 and 2015, respectively	153	166
Additional paid-in capital	333,264	334,548
Accumulated deficit	(337,788)	(334,451)
Total stockholders’ equity (deficit)	(4,371)	263
Total liabilities and stockholders’ equity (deficit)	$9,216	$7,595

See report of independent registered public accounting firm and accompanying notes to the consolidated financial statements.

MARINA BIOTECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(In thousands, except share and per share data)	2014	2015
License and other revenue	$500	$680
Operating expenses:
Research and development	686	801
General and administrative	3,334	3,868
Total operating expenses	4,020	4,669
Loss from operations	(3,520)	(3,989)
Other income (expense):
Interest and other expense	(1,006)	(1)
Change in fair value liability for price adjustable warrants	13	7,309
Change in fair value of stock reserved for issuance to settle liabilities	(2,503)	-
Gain on debt extinguishment	5	-
Gain on settled liabilities	534	18
Total other income (expense), net	(2,957)	7,326
Net income (loss)	(6,477)	3,337
Deemed dividend related to discount on beneficial conversion feature in Series C convertible preferred shares	(6,000)	-
Deemed dividend related to discount on beneficial conversion feature in Series D convertible preferred shares	-	(690)
Net income (loss) applicable to common stockholders	$(12,477)	$2,647
Net income (loss) per common share
Basic	$(0.51)	$0.10
Diluted	$(0.51)	$(0.14)
Shares used in computing net loss per share
Basic	24,634,535	26,302,394
Diluted	24,634,535	32,874,955

See report of independent registered public accounting firm and accompanying notes to the consolidated financial statements.

MARINA BIOTECH, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
(In thousands)	2014	2015
Operating activities:
Net income (loss)	$(6,477)	$3,337
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Non-cash gain on debt extinguishment	(5)	-
Non-cash interest expense	1,006	-
Non-cash license expense	-	192
Non-cash gain on settlement of liabilities	(534)	(18)
Share based compensation expense	277	504
Changes in fair market value of liabilities:
Stock reserved for issuance to settle liabilities	2,503	-
Price adjustable warrants	(13)	(7,309)
Changes in assets and liabilities:
Accounts receivable	(495)	500
Prepaid expenses and other current assets	(181)	52
Accounts payable	(563)	94
Accrued restructuring	(12)	-
Accrued and other liabilities	(285)	483
Net cash used in operating activities	(4,779)	(2,165)
Investing activities:
Increase in other assets	-	(45)
Net cash used in investing activities	-	(45)
Financing activities:
Proceeds from sales of preferred shares and warrants, net	5,929	1,095
Payments of notes payable	(250)	-
Proceeds from exercise of warrants	23	1
Insurance financing	(8)	-
Net cash provided by financing activities	5,694	1,096
Net increase (decrease) in cash	915	(1,114)
Cash — beginning of year	909	1,824
Cash — end of year	$1,824	$710
Non-cash financing activities:
Reclassification of fair value liability for price adjustable warrants exercised	$1,917	$-
Issuance of common stock to settle liabilities	$3,517	$207
Fair value of warrants to purchase common stock issued to settle liabilities	$-	$65
Debt conversion to common shares	$1,479	$-
Deemed dividend to Series C convertible preferred stockholders	$6,000	$-
Deemed dividend to Series D convertible preferred stockholders	$-	$690
Par value of common stock issued upon conversion of Series C convertible preferred stock	$-	$7
Par value of common stock issued upon conversion of Series D convertible preferred stock	$-	$4
Supplemental Disclosure
Cash paid for interest	$83	$-

See report of independent registered public accounting firm and accompanying notes to the consolidated financial statements.